Exhibit (e)(1)

FORM OF JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and __________ (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”) as transfer agent for John Hancock Exchange-Traded Fund Trust (the “Trust”).

The Trust is an open-end management investment company organized as a Delaware statutory trust consisting of separate investment series (each a “Fund” and collectively, the “Funds”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.” The Transfer Agent has been retained to provide certain transfer agency services with respect to the purchase and redemption of Shares. This Agreement shall apply to each of the current and future Funds.

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectuses, any summary prospectuses, if applicable, disclosure document, if applicable, and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-183173; Investment Company Act of 1940 Registration No. 811-22733 (“Fund Documents”) and all attachments hereto. In the event of a conflict between this Agreement (and all attachments hereto) and the Fund Documents, the Fund Documents shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” This Agreement shall apply to each of the current and future separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”). The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in the Prospectuses. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of the National Securities Clearing Corporation (“NSCC”). Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Fund Shares, to facilitate a creation or redemption through it by a participant client, or to sell or offer to sell the Fund Shares.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing Amount”). The Deposit Securities and the Balancing Amount together constitute the “Fund Deposit.” Creation Units shall generally be redeemed in exchange for Fund securities (“Fund Securities”) and/or cash, as described in the Fund Documents. The Participant also pays applicable transaction fees (“Transaction Fees”) and Taxes (as defined below). The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time upon reasonable notice to the Participant. All references to “cash” shall refer to US Dollars. Capitalized terms not otherwise defined herein are used herein as defined in the Fund Documents.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. The Participant generally may not cancel a Purchase Order or a Redemption Order after it is placed, although, upon a good faith request by the Participant, the Distributor shall use its reasonable efforts to cancel any Purchase Order or Redemption Order submitted by Participant.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1. STATUS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PARTICIPANT AND DISTRIBUTOR

(a)          The Participant hereby represents, covenants, and warrants that it is and will continue to be so long as this Agreement is in full force and effect, (i) a participant in the DTC (“DTC Participant”); (ii) that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS; and (iii) it has the ability to transact through the Federal Reserve System. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption of Creation Units set forth in the Prospectus, this Agreement and all attachments hereto, as may be amended from time to time (the “Procedures”). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

(b)          The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement, and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement to the extent necessary to carry out its obligations hereunder. The Participant agrees to comply with all applicable U.S. federal securities laws, the laws of the states or other applicable jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the FINRA, to the extent such laws, rules and regulations relate to the Participant’s creations, redemptions and related transactions in and activities with respect to the Fund Shares pursuant to this Agreement. The Participant further represents that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold. Any change in the foregoing status of Participant as a broker-dealer shall result in the automatic termination of this Agreement (unless an exemption from broker-dealer registration should apply) and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change, if applicable.

(c)          If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made and the regulations thereunder, as such laws and regulations relate to the Participant’s activities as an authorized participant hereunder with respect to the Fund Shares pursuant to this Agreement and to conduct its business in compliance with the FINRA Conduct Rules, to the extent they are applicable.

(d)          The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e)          The Distributor represents, warrants and agrees that (i) the Fund Documents are effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, including, without limitation, National Futures Association (“NFA”), with respect thereto has been issued, no proceedings for such purpose have been instituted or, to their knowledge, are being contemplated; (ii) the Fund Documents conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder and, if applicable, to the requirements of the Commodity Exchange Act and NFA, and do not and will not, as of the applicable effective date as to the Registration Statement and all amendments thereto and at all times thereafter during which this Agreement is in effect, and as of the applicable filing date as to the Prospectuses and all amendments and supplements thereto and at all times thereafter during which this Agreement is in effect, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the conditions to the use of Form N-1A and to the disclosure document (if applicable) have been satisfied and all required filings in connection therewith have been made; (iv) the sale and distribution of the Fund Shares as contemplated herein does not and will not conflict with or result in a breach or violation of any statute or any order, rule, regulation or practice of any court or governmental agency or body or any regulatory or self-regulatory organization having jurisdiction over the Distributor; (v) the Fund Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (vi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Fund Shares, except the registration of the Fund Shares under the 1933 Act; (vii) all marketing and promotional materials, other than the Prospectus, provided to the Participant or directly to its customers in respect to the Fund Shares comply and, at all times that they are in circulation and available for use, will comply, with applicable law; and (viii) it will ensure that Participant is not named as an underwriter of Fund Shares in any document, including without limitation, the Registration Statement, the Prospectuses or on the Distributor’s or Fund’s website without the prior written consent of Participant.

2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)          All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and this Agreement (which includes the Procedures). Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the purchase and redemption of Creation Units, which includes use by representatives of the Distributor, Transfer Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units provided that the Participant may reasonably request that the Distributor, or Trust, as applicable, promptly provide copies of recordings of any such calls, which have been retained in accordance with the Distributor’s or the Trust’s usual document retention policy to the Participant. In the event that any recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, to the extent legally permitted to do so, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. The Trust reserves the right to revise the Procedures or issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and agrees to provide reasonable prior notice of all such amendments and new procedures to Participant. The Participant agrees to comply with such procedures as may be issued from time to time, subject to having received reasonable prior notice of such. The Participant acknowledges and agrees that a Purchase Order or Redemption Order shall, once accepted by the Transfer Agent be irrevocable, unless the Distributor, Transfer Agent and the Trust agree otherwise, and that the Trust (or Distributor or Transfer Agent on behalf of the Funds each reserve the right to reject any Purchase Order or Redemption Order until the trade is accepted by the Trust (or the Distributor or Transfer Agent on behalf of the Trust) in accordance with the terms of the Fund Documents. The Participant agrees that the Trust, the Distributor and the Transfer Agent on behalf of the Trust have and reserve the right, in their sole discretion and upon as much prior notice to the Participant as they can reasonably provide, to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents. Notwithstanding the foregoing, if the Distributor, Transfer Agent or the Trust rejects a Purchase Order or a Redemption Order or suspends sales of Fund Shares, the Distributor shall notify the Participant thereof as soon as reasonably practicable.

(b)          With respect to any Redemption Order, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, or other corporate action paid to it in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and the industry custom in the applicable market have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, distribution, or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and the industry custom in the applicable market, have been paid to the Fund. If, however, the Fund so reduces the amount of money or other proceeds due to the Participant, the Participant shall not be required to return to such Fund any dividend, distribution or other corporate action paid to it, equal to the amount so reduced by such Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant. With respect to any Purchase Order, the Distributor and the Trust each agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, distribution or other corporate action that has been paid or credited to the Trust or any of the Funds that, based on the value of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and the industry custom in the applicable market, have been paid to the Participant. If, however, the Participant so reduces the amount of money or other proceeds due to the Trust or the Fund, as applicable, then the Trust or the Fund, as applicable, shall not be required to return to the Participant any dividend, distribution or other corporate action paid to it, equal to the amount so reduced.

(c)          The Participant understands that a Creation Unit will not be issued until the requisite cash and/or Deposit Securities, as applicable, Transaction Fees and Taxes (as defined below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus and in accordance with any instructions provided by the Trust and/or the Custodian with respect to cash payments, delivery and settlement.

3. AUTHORIZATION OF TRANSFER AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Transfer Agent or its designee to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor or the Transfer Agent. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds in any Marketing Materials, as defined below, other than those consistent with the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any written promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials relating to Fund Shares (“Marketing Materials”), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Distributor agrees (i) to respond to the Participant as soon as practicable, upon receipt of such Marketing Materials approval request from the Participant, and (ii) that such approval shall not be unreasonably withheld. Marketing Materials shall not include, for all purposes under this Agreement: (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business and (iv) research reports as described this Section 4. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any Marketing Materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any Marketing Material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares for public dissemination, provided that such research reports comply with applicable law.

5. TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents that upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act in the hands of the Participant immediately prior to such delivery. The representation provided in this Section 5 excludes restrictions due to the status of the Trust, any of the Funds or the Funds’ adviser as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the Funds’ adviser.

The parties intend that Deposit Securities shall be freely tradable; and in any situation where that is not the case, the Participant will receive notice of such prior to placing a Redemption Order.

6. BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7. PAYMENT OF CERTAIN FEES AND TAXES.

(a)          In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus and upon reasonable advance notice to the Participant.

(b)          In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Fund Shares or Fund Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust, the Distributor or their agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s gross negligence, fraud or willful misconduct. This section shall survive the termination of this Agreement.

8.          ROLE OF PARTICIPANT

(a)          Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)          The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c)          The Participant represents, covenants and warrants that it currently is, and will continue to be throughout the term of this Agreement, a “qualified institutional buyer” as such term is defined in Rule 144A of the 1933 Act. Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

(d)          The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares in the manner the Distributor shall determine without reference to or input from the Participant. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

(e)          The Participant further represents that it has policies and procedures in place that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including applicable provisions of the Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the rules administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the SEC, and FINRA, further that it will maintain such policies and procedures throughout the term of this Agreement as long as they are required.

9. AUTHORIZED PERSONS OF THE PARTICIPANT

(a)          Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds, with copies to the Distributor and Transfer Agent, a certificate in a form approved by the Funds (see Annex I hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate or upon written notice from the Participant that one or more individuals should be added or removed from the certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Distributor and Transfer Agent and such notice shall be effective upon receipt by the Funds, Distributor and Transfer Agent.

(b)          The Transfer Agent or Distributor, as the case may be, shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions issued by Participant through the Authorized Person hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Transfer Agent or Distributor, as the case may be. If for some reason, an Authorized Person’s PIN number is compromised, the Participant shall contact the Distributor promptly in order for a new one to be issued and the Distributor agrees immediately to cancel the PIN Number assigned to an Authorized Person upon receipt of written notice from the Participant that such person’s authority to act for it has been terminated.

(c)          The Transfer Agent and Distributor shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable, absent gross negligence, fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number.

10. REDEMPTIONS

(a)          The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b)          The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c)          The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

(d)          In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may reject without liability the Participant’s Redemption Order.

(e)          In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

(f)          Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit.

11. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a)          The Participant represents, covenants and warrants to the Distributor and the Transfer Agent that, based upon the number of outstanding Fund Shares of any particular Fund, either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)          A Fund and its Transfer Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner unless the Participant provides the representation contained in Section 10(a)(ii) above.

12. OBLIGATIONS OF PARTICIPANT

(a)          The Participant agrees to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)          The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement as long as they are required.

(c)          The Participant represents, covenants and warrants that it has taken affirmative steps so that will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Fund Shares, including through its grant of an irrevocable proxy relating to the Fund Shares to the Distributor.

13. INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 13 shall survive the termination of this Agreement.

(a)          The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, damage, charge, reasonable cost or reasonable expense (including reasonable attorneys’ fees and reasonable costs of investigation), cause of action, obligation, judgment or fee (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that causes a loss to the Participant Indemnified Party and any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained herein complete; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in connection with its role as an authorized participant hereunder, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable reliance on instructions given or representations made by any Participant Indemnified Party and the Participant did not know or could not have known that such reliance would cause it not to be in compliance with such applicable laws; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents, the Procedures or Annex I (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant except to the extent that the instructions were provided by a person who the Participant duly informed the Distributor, the Trust and the Transfer Agent was no longer an Authorized Person or Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of this Agreement or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. Participant shall not be liable to or required to indemnify any Participant Indemnified Party for any Loss arising out of mistakes or errors in data provided to the Participant by reputable third parties, or by the Distributor, or out of interruptions or delays of communications with the Participant Indemnified Parties who are service providers to the Fund, nor is the Participant liable for or required to indemnify any Participant Indemnified Party against any action, representation, or solicitation made by the wholesalers of the Fund, except to the extent caused by the gross negligence, fraud or willful misconduct of the Participant. The foregoing indemnity shall not apply to any Loss incurred by such a Participant Indemnified Party arising out of: (1) a Participant Indemnified Party’s gross negligence, fraud or willful misconduct, (2) a Participant Indemnified Party’s failure to perform in all material respects any of its obligations or responsibilities required under the Agreement and applicable law, or (3) any material misstatement or omission in the Prospectuses or Registration Statement. Further, the Participant shall be entitled to reduce the indemnity due to any Participant Indemnified Party to the extent a Loss arose out of a Participant Indemnified Party’s negligence. The Participant shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Participant Indemnified Party unless the Participant Indemnified Party shall have notified the Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Participant Indemnified Party (or after the Participant Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Participant of any claim shall not relieve the Participant from any liability that it may have to any Participant Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to give notice.

(b)          The Distributor hereby agrees to indemnify and hold harmless the Participant and the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any Loss incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that causes a loss to the Distributor Indemnified Party or any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained therein complete; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; including any breach of Section 1(d) including its representations, warranties and covenants, regardless of whether such failure was the result of gross negligence or willful misconduct; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) any untrue statement of a material fact or omission of a material fact made in the Registration Statement or the Prospectuses (whether or not grossly negligent or constituting willful malfeasance); (v) any untrue statement of a material fact or omission of a material fact made in any promotional material or sales literature furnished to the Participant by the Distributor or any disclosure provided by the Distributor to the Participant for inclusion in marketing material or sales literature prepared by the Participant and submitted to the Distributor for approval; or (vi) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents, the Procedures and Annex I (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor or on behalf of the Fund. Except with respect to items (iv) and (v) above, the foregoing shall not apply to any Loss incurred by such a Distributor Indemnified Party arising out of (1) such Distributor Indemnified Party’s gross negligence, fraud or willful misconduct, or (2) such Distributor Indemnified Party’s failure to perform any of its obligations or responsibilities required under applicable law in connection with this Agreement and issuance of the Fund Shares by the Trust. Further, except with respect to items (iv) and (v) above, the Distributor shall be entitled to reduce the indemnity due to any Distributor Indemnified Party to the extent the Loss arose out of a Distributor Indemnified Party’s negligence. The Distributor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to give notice. Other than any material misstatement or omission to state a material fact in the Prospectuses and/or the Registration Statement, the Distributor shall not be liable to the Participant or any Participant Indemnified Party and shall not be required to indemnify any of them for any damages arising out of mistakes or errors in data provided to the Distributor by reputable third parties or by any Participant Indemnified Party, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c)          If either of the indemnifications provided for in Sections 13(a) or 13(b) is not permitted pursuant to a final determination by a court of competent jurisdiction, or is insufficient to hold a Distributor Indemnified Party or a Participant Indemnified Party harmless in respect of any losses, liabilities, damages, reasonable costs and reasonable expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such Distributor Indemnified Party or Participant Indemnified Party as a result of such losses, liabilities, damages, reasonable costs and reasonable expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Distributor, on the one hand, and by the Participant, on the other hand, from the services provided under this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Distributor, on the one hand, and of the Participant, on the other hand, in connection with, to the extent applicable, the statements, omissions or actions that resulted in such losses, liabilities, damages, reasonable costs and reasonable expenses, as well as any other relevant equitable considerations. The relative benefits received by the Distributor, on the one hand, and the Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash and Deposit Securities transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Distributor, on the one hand, and of the Participant, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Distributor or the Trust, on the one hand or by the Participant on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, reasonable costs and reasonable expenses referred to in this Section 13(c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding related to such losses, liabilities, damages, reasonable costs and reasonable expenses; provided that, for the avoidance of doubt, none of the Distributor Indemnified Parties or Participant Indemnified Parties shall be entitled to receive an amount from the Participant or the Distributor pursuant to this Section 13(c) that is greater than the amount that such Distributor Indemnified Party or Participant Indemnified Party would have received under Section 13(a) or 13(b), as applicable, if an indemnity under such provisions was available.

The indemnifying party in Sections 13(a) and 13(b) above shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party, in each case, without the prior written consent of the indemnified party. Each indemnified party may participate in the defense of any claim through its own counsel and at its own expense.

(d)          The Distributor, the Transfer Agent and the Participant undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor, the Transfer Agent or the Participant. Neither the Distributor, the Transfer Agent or the Participant shall be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of their own gross negligence, willful misconduct or bad faith.

(e)          Except as otherwise set forth in this Agreement, in the absence of bad faith, gross negligence or willful misconduct on its part, no party, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. No party shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(f)          The Funds, the Distributor, the Transfer Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index.

(g)          Neither the Distributor, the Transfer Agent or the Participant shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(h)          The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(i)          Neither the Distributor, the Funds, the Transfer Agent or the Participant shall be liable for any damages arising out of mistakes or errors in data provided by a third party, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor are the Distributor, the Funds, the Transfer Agent or the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

14. INFORMATION ABOUT DEPOSIT SECURITIES

The Trust’s investment adviser, John Hancock Advisers, Inc. (the “Advisor”), or any applicable sub-adviser to the Fund will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

15. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

16. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single prospectus, statement of additional information, summary prospectus (if applicable), disclosure document (if applicable) and annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically provided that the Distributor agrees to provide the Participant with paper copies of each report, from time to time, upon request of the Participant, in such quantities as the Participant may request. The Participant may revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to access all Shareholder Documents.

17. CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor, the Transfer Agent and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings, provided that the Participant may request copies of such recordings in accordance with Section 2(a) of this Agreement.

18. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

19. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)          This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Participant unless otherwise agreed by the parties. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b)          This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party. This Agreement may be terminated by any party upon notice at such time as the Trust, the Fund, the Distributor or Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(c)          This Agreement may not be amended except by a writing signed by all the parties hereto. Changes in procedures stated in the Prospectus shall not be considered an amendment to this Agreement provided such changes are not in material conflict with the terms of this Agreement and shall be effective upon notice to the Participant. Notwithstanding the foregoing, this Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or retires existing Funds, provided, however, that notice shall be provided to the Participant of such creation or retirement of Funds.

20. TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21. INCORPORATION BY REFERENCE

The Participant acknowledges that the procedures contained in the Fund Documents and the Procedures pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

22. GOVERNING LAW; ARBITRATION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act or the 1934 Act, the latter shall control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Courts for the Southern District of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and any appellate courts therefrom, and (ii) hereby waives to the extent not prohibited by applicable law and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on ground of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

23. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties

24. SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

25. SURVIVAL

The provisions of this Section 24 as well as Sections 12 (Indemnification), 21 (Governing Law; Arbitration), and 23 (Severance) shall survive the termination of this Agreement.

26. ENTIRE AGREEMENT

This Agreement along with any other agreement or instrument delivered pursuant to this Agreement or is incorporated by reference herein, contains all of the agreements among the parties concerning the subject matter hereto (and thereto) and supersedes all prior agreements and understanding, whether written or oral, between the parties with respect to the subject matter hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:__________________________________

Foreside Fund Services, LLC

By: __________________________________________

Name: Mark Fairbanks
Title: President
Address: Three Canal Plaza, Suite 100
Portland, Maine 04101
Telephone: 207-553-7100
Facsimile: 207-553-7151

[Participant] DTC/NSCC Clearing Participant Code:

By: _______________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________
E-mail: _______________________________________

ACCEPTED BY:

State Street Bank and Trust Company, as Transfer Agent

By: __________________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________

ATTACHMENT A

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).

A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE Order Cut-Off Time WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i)	Clearing Process. The Transfer Agent shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)	Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent, the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, the Order will be deemed invalid.

2.	Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the foregoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Fund Connect Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Transfer Agent by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Transfer Agent may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.	Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

ANNEX I

AUTHORIZED PERSONS

TRUST

The following individuals are Authorized Persons pursuant to the Participant Agreement between Foreside Fund Services, LLC and [Participant], NSCC #: [          ]

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date: ______________________________

Certified By (Signature): ______________

Print Name: ________________________

Title: __________________________

(1)	Required information.

(2)	Required information to use the Web Order Site.

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